Exhibit 1

JOINT FILING AGREEMENT

Pertin Investment Limited, Bosland Limited, Claradon Investments Limited, Novolink Investments Limited, RRJ Capital Master Fund I, L.P., RRJ Capital Ltd and Ong Tiong Sin, in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.

Date: March 11, 2013

PERTIN INVESTMENT LIMITED		BOSLAND LIMITED

By:	/s/ Ong Tiong Sin	By:	/s/ Ong Tiong Sin
Name:	Ong Tiong Sin	Name:	Ong Tiong Sin
Title:	Director	Title:	Director

CLARADON INVESTMENTS LIMITED		NOVOLINK INVESTMENTS LIMITED

By:	/s/ Ong Tiong Sin	By:	/s/ Ong Tiong Sin
Name:	Ong Tiong Sin	Name:	Ong Tiong Sin
Title:	Director	Title:	Director

RRJ CAPITAL MASTER FUND I, L.P.		RRJ CAPITAL LTD
By: RRJ Capital Ltd, its general partner

By:	/s/ Ong Tiong Sin	By:	/s/ Ong Tiong Sin
Name:	Ong Tiong Sin	Name:	Ong Tiong Sin
Title:	Director	Title:	Director

/s/ Ong Tiong Sin
ONG TIONG SIN